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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 23, 2004 on the Santarus, Inc. financial statements, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-111515) and related Prospectus of Santarus, Inc. expected to be filed on or about February 4, 2004.




                                             /s/ Ernst & Young LLP


San Diego, California
February 3, 2004